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                                EXHIBIT 5.1







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                        [JENKENS & GILCHRIST LETTERHEAD]


                                 March 11, 1994


AmeriCredit Corp.
777 Taylor, Suite 800
Fort Worth, Texas  76102

      RE:  AMERICREDIT CORP.
           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      This firm has acted as counsel to AmeriCredit Corp., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on March 14, 1994, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be issued by the Company upon the exercise of up to 1,500,000 Dealership Stock Options (the "Dealership Stock Options") to be granted under the Dealership Stock Option Plan of AmeriCredit Corp. (the "Plan") and the issuance of 1,500,000 Dealership Stock Options under the Plan.

      You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to our satisfaction, of (1) the Company's Articles of Incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of the Dealership Stock Options pursuant to the Plan, the issuance of the Shares upon exercise of Dealership Stock Options and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Articles of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of


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the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

      Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that:

(1) the Director Stock Options, upon their issuance, will be duly authorized and validly issued;

(2) the Shares, upon their issuance, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

      The opinions expressed in this Opinion Letter assume that (1) the Dealership Stock Options are issued in accordance with the Plan, (2) the Shares are issued in accordance with the Plan and the applicable option agreement for the Dealership Stock Options being exercised and pursuant to which such Shares are being issued and (3) each exercise price for the Dealership Stock Options is not less than the par value per share of the Common Stock.

      This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          JENKENS & GILCHRIST,
                                          a Professional Corporation


                                          By:     L. STEVEN LESHIN
                                             ----------------------------
                                                L. STEVEN LESHIN, ESQ.


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